EXHIBIT 99.1


                           CONSENT OF C. SHELTON JAMES

     I hereby consent to (i) being named as a nominee as a director of DRS Technologies, Inc. ("DRS") in the Joint Proxy Statement/Prospectus of DRS and NAI Technologies, Inc. ("NAI"); and (ii) this Consent being filed as an exhibit to the Registration Statement on Form S-4 of DRS, of which the Joint Proxy Statement/Prospectus of DRS and NAI forms a part.

                                          Very truly yours,


                                          /s/ C. SHELTON JAMES
                                              -----------------------
                                              C. Shelton James